                                                                   EXHIBIT 99.1



                      [FOX CHASE BANCORP, INC. LETTERHEAD]

                                  NEWS RELEASE
                                  ------------


FOR IMMEDIATE RELEASE

DATE:    February 5, 2009
CONTACT: Roger Deacon
         Chief Financial Officer
PHONE:   (215) 682-4116


                   FOX CHASE BANCORP, INC. ANNOUNCES EARNINGS
                         FOR THE YEAR AND FOURTH QUARTER
                     (ANNOUNCES MAY 21, 2009 ANNUAL MEETING)


HATBORO, PA, FEBRUARY 5, 2009 - Fox Chase Bancorp, Inc. (the "Company") (NASDAQ
GM: FXCB), the holding company for Fox Chase Bank (the "Bank"), today announced net income of $1.2 million for the year ended December 31, 2008, compared to net income of $1.9 million for the year ended December 31, 2007. Net income for the year ended December 31, 2008 included a provision for loan losses of $2.9 million compared to a provision for loan losses of $425,000 for the year ended December 31, 2007. Net income for the year ended December 31, 2007 included a gain of $577,000, net of taxes, related to the sale of the Bank's former operations center.

The Company reported a net loss of $93,000 for the three months ended December 31, 2008 compared to net income of $330,000 for the three months ended December 31, 2007. Net loss for the three months ended December 31, 2008 included a provision for loan losses of $2.0 million compared to a provision for loan losses of $225,000 for the same period in 2007.

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FOX CHASE BANCORP, INC.                                    ANNUAL EARNINGS 2008
PAGE 2

Highlights for the year include:

o       Loan growth of $141.9 million, or 32%;
o       Interest income on loans increased $5.6 million, or 22%;
o       Net interest income $3.0 million, or 16%;
o       Noninterest expense increased $260,000, or 1.4%;
o       Efficiency ratio improved to 82.0% from 91.8%;
o Allowance for loan losses increased to 1.05% of total loans, representing 107% of nonperforming loans; .
o       There were no commercial  loan charge offs in 2008;
o The Bank remains "well capitalized" by all regulatory measures at December 31, 2008. The Company had $121.2 million in capital and a stockholders' equity to total assets ratio of 13.0% at December 31, 2008; and
o The Company did not participate in the U.S. Government sponsored Troubled Assets Relief Program ("TARP").

Commenting on the fourth quarter 2008 and full year operating performance, Thomas M. Petro, President and Chief Executive Officer of Fox Chase Bancorp said, "Our quarterly results reflect a deterioration in local economic conditions, which is putting a strain on our loan portfolio and led us to significantly increase our loan loss reserves in the fourth quarter of 2008. Despite the economic headwinds, the Company increased net interest income by 16.0% during 2008 and limited its operating expenses to a 1.4% year over year increase. Our strong capital ratios position us well for handling the uncertain economic conditions in 2009. As previously announced, Fox Chase Bancorp did not participate in the U.S. Government sponsored TARP due to its strong capital levels."

Total assets increased $118.4 million, or 14.6%, to $931.3 million at December 31, 2008, compared to $812.9 million at December 31, 2007. The increase in assets was primarily due to a $141.9 million, or 31.8%, increase in loans, driven by a $101.8 million increase in commercial, commercial real estate and construction loans as we continue our strategic initiative to increase our commercial loan portfolio. The growth in loans was primarily funded through the liquidation of $60.0 million in short-term auction rate bonds, the liquidation of $20.0 million of money market funds and additional other borrowed funds of $30.0 million. The $64.5 million, or 31.5%, increase in mortgage related

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FOX CHASE BANCORP, INC.                                    ANNUAL EARNINGS 2008
PAGE 3

securities was funded by $60 million of Federal Home Loan Bank advances. Deposits increased $22.9 million, or 3.9%, to $608.5 million at December 31, 2008. The increase was primarily a result of a $50.7 million increase in money market accounts, as a result of targeted promotional activities, offset by a reduction of $24.3 million in certificates of deposit balances. Stockholders' equity decreased $1.2 million to $121.2 million at December 31, 2008 compared to $122.4 million at December 31, 2007. The primary reasons for the decrease were the repurchase of $3.4 million of common stock as well as a decrease in accumulated other comprehensive income of $491,000. Such decreases were offset by net income of $1.2 million, and adjustments for costs associated with equity benefit plans of $1.5 million.

Net interest income increased $3.0 million, or 16.0%, and $894,000, or 17.8%, during the twelve and three months ended December 31, 2008, respectively, compared to the same periods in 2007. Net interest margin was 2.59% for the twelve months ended December 31, 2008 compared to 2.60% for the comparable period in 2007. Net interest margin was 2.70% for the three months ended December 31, 2008 compared to 2.74% for the same period in 2007. The increase in net interest income was primarily attributable to an increase of $116.3 million, or 16.2%, of average interest earning assets in 2008 as compared to 2007, as average loans increased $114.7 million, or 28.4%, in 2008 as compared to 2007.

The Company recorded provisions for loan losses of $2.9 million and $2.0 million for the twelve and three months ended December 31, 2008, respectively as compared to $425,000 and $225,000 for the twelve and three months ended December 31, 2007, respectively. As previously announced on January 20, 2009, the increase in the provision for the fourth quarter of 2008 was a result of: (1) downgrades to existing credits, primarily in the residential real estate development portfolio; (2) increases to loss factors for classified loans and the construction loan portfolio, which were a result of the significant deterioration in the economic environment during the fourth quarter; and (3) the establishment of a specific reserve of $624,000 related to a $3.5 million construction loan collateralized by a residential housing development located in southern New Jersey. Specific reserves were $769,000 at December 31, 2008. The Company did not recognize any commercial or commercial real estate loan charge-offs during the year ended December 31, 2008. The allowance for loan losses at December 31, 2008 was $6.3 million or 1.05% of total loans outstanding, compared to $4.3 million or 0.74% of total loans at September 30,

FOX CHASE BANCORP, INC.                                    ANNUAL EARNINGS 2008
PAGE 4

2008, and $3.4 million, or 0.75% of total loans at December 31, 2007. Nonperforming assets totaled $5.9 million, or 0.63% of total assets, at December 31, 2008 compared to $1.9 million, or 0.21% of total assets at September 30, 2008, and $819,000, or 0.10% of total assets at December 31, 2007. During the fourth quarter, the Bank placed the previously discussed $3.5 million construction loan on nonaccrual status. Other nonperforming assets include $700,000 of loans secured by commercial real estate, $1.5 million of loans secured by residential mortgages and $200,000 of home equity loans secured by a second or third position on a residential property. The increase in nonperforming assets was directly related to the continued deterioration in the residential housing market and declining economic conditions.

Noninterest income decreased $1.3 million and $370,000 for the twelve and three months ended December 31, 2008, respectively, compared to the same periods in 2007. The decrease for the twelve months ended December 2008 was primarily due to $970,000 of gains on the sales of properties in 2007, which included a gain on the sale of the Bank's operations center of $875,000 and a gain on sale of land of $97,000 during the fourth quarter of 2007. Gains on sales of loans decreased by $68,000 in the twelve months ended December 31, 2008 when compared with the 2007 levels as the Company discontinued selling residential mortgages during the second quarter of 2007. Gains on sales of investments decreased $51,000 and $150,000, respectively for the twelve and three months ended December 2008 as the Bank sold fewer securities in 2008. Other noninterest income decreased by $122,000 for the twelve months ended December 31, 2008, primarily as a result of the Bank receiving a reduced rate on the funds held at a third party check processor as well as the Bank discontinuing that relationship in the third quarter of 2008. Finally, for 2008, the Bank recorded a valuation allowance of $133,000 on its mortgage servicing rights, of which $102,000 was in the three months ended December 31, 2008. This was due to a significant decrease in interest rates in the fourth quarter for residential mortgages and assumed higher mortgage prepayments.

Noninterest expense increased $260,000, or 1.4%, and decreased $582,000, or 11.5%, during the twelve and three months ended December 31, 2008, respectively, compared to the same periods in 2007. The increase in noninterest expense for the twelve month period was primarily a result of increased salaries and benefits costs of $1.4 million associated with awards granted under the Company's 2007 Equity Incentive Plan, final distributions from the Company's

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FOX CHASE BANCORP, INC.                                    ANNUAL EARNINGS 2008
PAGE 5

terminated pension plan, costs associated with the opening of the Bank's West Chester, Pennsylvania branch in October 2007 and the establishment of a regional lending group in Ocean City, New Jersey in March 2008, as well as annual merit increases. These increases were offset by (1) a decrease in professional fees of $722,000 due to lower levels of Sarbanes-Oxley compliance ("SOX") and audit related costs as 2007 was the initial year of SOX, and lower levels of legal costs primarily due to legal fees paid in the first quarter of 2007 in relation to the litigation with the Bank's former CEO, which was settled in the fourth quarter of 2007, (2) a decrease in marketing expense of $182,000 due to reduced promotional offers and advertising and (3) a decrease in other noninterest expense of $375,000 primarily due to the Company paying a settlement of $150,000 to its former CEO in the fourth quarter of 2007 and reductions in public company costs, insurance, and postage and freight as the Company continued its disciplined focus on reducing other expenses.

The decrease of $582,000 in noninterest expense for the three months ended December 31, 2008 as compared to the three months ended December 31, 2007 was primarily a result of a reduction in salaries and benefits costs of $272,000 due to reduced incentive plan accruals. Additionally, professional fees decreased $140,000, marketing expense decreased $70,000 and other noninterest expense decreased $186,000 for the reasons previously described. These decreases were offset by an increase in FDIC insurance premiums of $73,000 as the Bank fully utilized its FDIC credit during the fourth quarter of 2008. The Bank anticipates such costs will increase in the first quarter of 2009 as FDIC assessment rates increase.

The Company's effective income tax rate was 12.0% and 19.2% for the twelve-month periods ended December 31, 2008 and 2007 and (69.3)% and 9.8% for the three months ended December 31, 2008 and 2007, respectively. The annual rates reflect the Company's levels of tax-exempt income for both periods relative to the overall level of taxable income.

During the three and twelve months ended December 31, 2008, the Company repurchased 63,300 and 286,191 shares of common stock, respectively, in conjunction with its stock repurchase program announced in February 2008 (the "February 2008 program"). There are 40,809 shares remaining to be repurchased under the February 2008 program and 327,000 shares remaining to be purchased under the repurchase program announced in July 2008 (the "July 2008" program).

FOX CHASE BANCORP, INC.                                    ANNUAL EARNINGS 2008
PAGE 6

Timing and volume of purchases will depend on market conditions and other factors. Repurchased shares will be held in treasury.

The Company also announced that its annual meeting of stockholders would be held at its Corporate Offices located at 510 East Township Line Road, Suite 200, Blue Bell, Pennsylvania on Thursday, May 21, 2009 at 9:00 a.m. Directions to the meeting will be sent with the proxy statement in April 2009.

Fox Chase Bancorp, Inc. is the mid-tier stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867. The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey. For more information, please visit the Bank's website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

FOX CHASE BANCORP, INC.                                    ANNUAL EARNINGS 2008
PAGE 7



CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           THREE MONTHS ENDED             YEARS ENDED
                                                                              DECEMBER 31,                DECEMBER 31,
                                                                           2008           2007           2008      2007
                                                                        ---------      ---------      ---------  ----------
INTEREST INCOME
     Interest and fees on loans                                          $ 8,593        $ 7,023        $ 31,008   $ 25,361
     Interest on money market funds                                           15             40             536         40
     Interest on mortgage related securities available-for-sale            3,108          2,142          12,356      7,329
     Interest on investment securities available-for-sale
        Taxable                                                              118          1,174             994      2,987
        Nontaxable                                                           144            215             613        924
     Dividend income                                                          53             60             246        249
     Other interest income                                                     7            197             131      4,167
                                                                        --------       --------        --------   --------
           TOTAL INTEREST INCOME                                          12,038         10,851          45,884     41,057
                                                                        --------       --------        --------   --------
INTEREST EXPENSE
     Deposits                                                              4,459          5,204          18,463     20,526
     Federal Home Loan Bank advances                                       1,255            531           4,635      1,642
     Other borrowed funds                                                    396             82             963         82
                                                                        --------       --------        --------   --------
           TOTAL INTEREST EXPENSE                                          6,110          5,817          24,061     22,250
                                                                        --------       --------        --------   --------
           NET INTEREST INCOME                                             5,928          5,034          21,823     18,807
     Provision for loan losses                                             2,000            225           2,900        425
                                                                        --------       --------        --------   --------
           NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES             3,928          4,809          18,923     18,382
                                                                        --------       --------        --------   --------
NONINTEREST INCOME
     Service charges and other fee income                                    115            219             748        842
     Net gain on sale of:
        Securities available-for-sale                                          -            150             118        169
        Loans                                                                  -              5              10         78
        Premises and equipment                                                 -             96               -        970
     Income on bank-owned life insurance                                     114            111             452        438
     Other                                                                    21             39              77        199
                                                                        --------       --------        --------   --------
           TOTAL NONINTEREST INCOME                                          250            620           1,405      2,696
                                                                        --------       --------        --------   --------
NONINTEREST EXPENSE
     Salaries, benefits and other compensation                             2,523          2,795          11,313      9,949
     Occupancy expense                                                       467            474           1,879      1,828
     Furniture and equipment expense                                         230            228             899        940
     Data processing costs                                                   406            388           1,610      1,537
     Professional fees                                                       261            401           1,124      1,846
     Marketing expense                                                       126            196             463        645
     FDIC premiums                                                            95             22             176         84
     Other                                                                   373            559           1,484      1,859
                                                                        --------       --------        --------   --------
           TOTAL NONINTEREST EXPENSE                                       4,481          5,063          18,948     18,688
                                                                        --------       --------        --------   --------
           INCOME (LOSS) BEFORE INCOME TAXES                                (303)           366           1,380      2,390
        Income tax provision (benefit)                                      (210)            36             165        460
                                                                        --------       --------        --------   --------
           NET INCOME (LOSS)                                             $   (93)       $   330        $  1,215   $  1,930
                                                                        ========       ========        ========   ========
Earnings (loss) per share:
     Basic                                                               $ (0.01)       $  0.02        $   0.09   $   0.14
     Diluted                                                             $ (0.01)       $  0.02        $   0.09   $   0.14

FOX CHASE BANCORP, INC.                                    ANNUAL EARNINGS 2008
PAGE 8

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                          DECEMBER 31,
                                                                                  ----------------------------
                                                                                       2008          2007
                                                                                  ------------   ------------
ASSETS
     Cash and due from banks                                                      $        642   $      3,307
     Interest-earning demand deposits in other banks                                     3,302          7,968
     Money market funds                                                                     --         20,000
                                                                                  ------------   ------------
         Total cash and cash equivalents                                                 3,944         31,275
     Investment securities available-for-sale                                           25,041         91,159
     Mortgage related securities available-for-sale                                    269,682        205,145
     Loans, net of allowance for loan losses of $6,260 at
         December 31, 2008 and $3,376 at December 31, 2007                             588,975        447,035
     Federal Home Loan Bank stock, at cost                                               9,707          5,875
     Bank-owned life insurance                                                          12,214         11,762
     Premises and equipment                                                             13,705         14,466
     Accrued interest receivable                                                         3,721          3,360
     Mortgage servicing rights                                                             827          1,066
     Deferred tax asset, net                                                             1,869            410
     Other assets                                                                        1,585          1,366
                                                                                  ------------   ------------
         TOTAL ASSETS                                                             $    931,270   $    812,919
                                                                                  ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

     Deposits                                                                     $    608,472   $    585,560
     Federal Home Loan Bank advances                                                   146,379         80,000
     Other borrowed funds                                                               50,000         20,000
     Advances from borrowers for taxes and insurance                                     2,589          2,374
     Accrued interest payable                                                              727            504
     Accrued expenses and other liabilities                                              1,883          2,110
                                                                                  ------------   ------------
         TOTAL LIABILITIES                                                             810,050        690,548
                                                                                  ------------   ------------

STOCKHOLDERS' EQUITY
     Preferred stock ($.01 par value; 1,000,000 shares authorized, none issued and outstanding at December 31, 2008 and
         December 31, 2007)                                                                 --             --
     Common stock ($.01 par value; 35,000,000 shares authorized,
         14,679,750 shares issued and 14,066,559 shares outstanding at December 31, 2008 and 14,679,750 shares issued and
         14,352,750 shares outstanding at December 31, 2007)                               147            147
     Additional paid-in capital                                                         63,490         62,909
     Treasury stock (at cost, 613,191 shares at December 31, 2008
         and 327,000 shares at December 31, 2007)                                       (7,293)        (3,924)
     Common stock acquired by benefit plans                                             (7,819)        (8,732)
     Retained earnings                                                                  72,690         71,475
     Accumulated other comprehensive income, net                                             5            496
                                                                                  ------------   ------------
         TOTAL STOCKHOLDERS' EQUITY                                                    121,220        122,371
                                                                                  ------------   ------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $    931,270   $    812,919
                                                                                  ============   ============

FOX CHASE BANCORP, INC.                                    ANNUAL EARNINGS 2008
PAGE 9

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                 December 31,       September 30,        December 31,
                                                                    2008               2008                 2007
                                                                -------------       -------------        ------------
CAPITAL RATIOS:
Total stockholders' equity (to total assets) (1)                    13.02%               13.61%           15.05%

Tier 1 capital (to adjusted assets) (2)                             10.70%               11.20%           12.03%
Tier 1 risk -based capital (to risk-weighted assets) (2)            18.11                18.72            21.78
Total risked-based capital (to risk-weighted assets) (2)            19.25                19.52            22.54

ASSET QUALITY INDICATORS:

Nonperforming loans (3)                                         $   5,850            $   1,871        $     819
Real estate owned                                                       -                    -                -
                                                                ---------            ---------        ---------
Total nonperforming assets                                      $   5,850            $   1,871        $     819
                                                                =========            =========        =========

Ratio of nonperforming loans to total loans                          0.98%                0.32%            0.18%
                                                                =========            =========        =========

Ratio of nonperforming loans to total assets                         0.63                 0.21             0.10
                                                                =========            =========        =========

Ratio of allowance for loan losses to total loans                    1.05                 0.74             0.75
                                                                =========            =========        =========




                                                        At or for the three months ended
                                               December 31,       September 30,       December 31,
                                                   2008                2008               2007
                                              ----------------    ---------------    ----------------
PERFORMANCE RATIOS  (4):
         Return on average assets               (0.04)%             0.31%                0.17%
         Return on average equity               (0.31)              2.18                 1.06
         Net interest margin                     2.70               2.79                 2.74

OTHER:
         Book value per share               $    8.62            $  8.54             $   8.53
         Employees (full-time equivalents)        137                139                  141


                                                    For the twelve months ended
                                               December 31,          December 31,
                                                   2008                  2007
                                           -------------------    ----------------

PERFORMANCE RATIOS:
         Return on average assets                0.14%                0.26%
         Return on average equity                1.00                 1.54
         Net interest margin                     2.59                 2.60

--------------------
(1) Represents stockholders' equity ratio of Fox Chase Bancorp, Inc.
(2) Represents capital ratios of Fox Chase Bank
(3) Includes nonaccruing loans and accruing loans past due 90 days or more
(4) Annualized

                                      ###